Exhibit 99.1

Second Sight Reports Fourth Quarter and Year End 2015 Financial Results

Sylmar, CA, March 3, 2016 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three-month and twelve-month periods ended December 31, 2015.

Recent Company Highlights:

•	Net revenue increased by 55% to $2.4 million in the fourth quarter of 2015; net revenue for the full year 2015 grew 163% to $8.9 million;
•	Implanted 21 Argus® II Retinal Prosthesis Systems worldwide during the fourth quarter of 2015 for a total of 75 implants in 2015. This compares to 15 implants in the fourth quarter of 2014 and a total of 29 implants in 2014, representing implant volume growth of 40% and 159% respectively;
•	Improved gross margin to 29% versus 7% during the fourth quarter of 2014 and 41% for the full year versus a margin of negative 5% in 2014;
•	Added two new implanting centers during the fourth quarter for a total of 33 worldwide at the end of 2015, compared to 18 at the end of 2014;
•	Successfully implanted four of the five subjects in the Company's Dry Age-Related Macular Degeneration (AMD) clinical trial in the U.K.;
•	Ended 2015 with Medicare coverage for four Medicare Administrative Contractor (MACs) regions across 16 states, compared with one MAC jurisdiction covering four states at the end of 2014;
•	Added one MAC jurisdiction in February 2016 covering Florida, Puerto Rico and the U.S. Virgin Islands bringing the current total to five MAC jurisdictions across 17 states;
•	Signed exclusive agreement with Tecnosalud to distribute the Argus II in Argentina; and
•	Filed a rights offering on January 25, 2016 for existing shareholders to raise up to $20 million.

“In 2015, Second Sight invested in building the foundation of our business while delivering strong revenue growth,” stated Will McGuire, Chief Executive Officer of Second Sight. “We nearly doubled our global footprint and recently expanded MAC coverage to 17 states and two US territories. We plan to build upon these successes while focusing on overcoming U.S. reimbursement challenges and penetrating our targeted markets in 2016.”

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“At the same time, we believe there are multiple meaningful opportunities to reach larger populations with our platform. We believe the work we are doing to upgrade the existing Argus technology, expand into Dry AMD and explore the use of our Orion I™ Cortical Visual Prosthesis for direct cortical stimulation may potentially open up significant markets for us, ensuring that we can deliver long-term shareholder value,” concluded McGuire.

Fourth Quarter 2015 Financial Results

Total revenue was $2.4 million for the fourth quarter of 2015, up 55% compared with $1.5 million in the fourth quarter of 2014. The increase was primarily due to a higher number of implanted Argus II retinal prostheses in the fourth quarter of 2015 versus the year ago quarter. There were 21 Argus II retinal prostheses implanted in the fourth quarter of 2015, compared to 15 for the fourth quarter of 2014.

Gross profit was $691,000 in the fourth quarter of 2015, compared to $99,000 in the fourth quarter of 2014.

Total operating expenses in the fourth quarter of 2015 were $6.2 million, compared with $5.7 million in the fourth quarter of 2014, reflecting the Company's increased investment in sales, marketing and research and development, as well as costs associated with being a publicly traded company.

Operating loss in the fourth quarter of 2015 was $5.5 million, compared to an operating loss of $5.6 million for the same period last year.

Net loss in the fourth quarter of 2015 was $5.5 million, or $0.15 per share, compared with a net loss of $13.6 million, or $0.46 per share, in the prior year quarter. The Company recorded non-cash charges of $0.9 million and $8.4 million during the fourth quarters of 2015 and 2014, respectively.

Non-GAAP adjusted net loss in the fourth quarter of 2015, excluding non-cash charges, was $4.6 million, or a non-GAAP net loss of $0.13 per share, compared to a non-GAAP adjusted net loss of $5.1 million, or $0.17 per share, in the fourth quarter of 2014.

Full Year 2015 Financial Results

Total revenue was $8.9 million in 2015, compared to $3.4 million in 2014. The increase reflects volume growth in the number of implanted Argus II retinal prostheses. The Company implanted 75 Argus II retinal prostheses in 2015, compared to 29 in 2014.

Gross profit in 2015 was $3.7 million, versus a gross loss of $0.2 million in 2014. The improvement is primarily due to increased sales of implants.

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Total costs and operating expenses in 2015 were $23.7 million versus $21.1 million in 2014. This increase is primarily due to additional investments in the business, incremental clinical and regulatory expenses related to the launch of our Dry AMD trial in the U.K. offset by lower research and development costs, as well as costs associated with being a publicly traded company.

Operating loss in 2015 was $20.0 million, compared to an operating loss of $21.2 million in 2014.

Net loss in 2015 was $20.0 million, or $0.56 per share, compared with a net loss of $35.2 million, or $1.41 per share, in the prior year period. Non-GAAP adjusted net loss in 2015, excluding non-cash expenses, was $17.0 million, or a loss of $0.48 per share, compared with non-GAAP adjusted net loss of $19.0 million, or a loss of $0.76 per share, in 2014.

As of December 31, 2015, Second Sight had $16.0 million in cash and cash equivalents and no debt.

2016 Objectives

•	Secure coverage with additional MACs in the U.S. as well as other key markets globally;

•	Work with CMS to establish Medicare reimbursement rates that cover the facility costs related to furnishing the Argus II to patients in 2017 and beyond;

•	Expand our global footprint by continuing to grow the number of implanting centers and enter additional markets;

•	Improve the Argus II technology, including significant R&D milestones for the next generation externals and advanced software;

•	Complete enrollment of the Dry Age-Related Macular Degeneration feasibility clinical trial and finalize a go forward strategy; and

•	Complete animal testing and file the IDE application with the FDA to test the Orion™ I Visual Cortical Prosthesis in humans.

Conference Call

As previously announced, Second Sight management will host its fourth quarter conference call as follows:

Date	March 3, 2016

Time	4:30 PM EST

Telephone U.S:	(800) 732-8470

International:	(212) 271-4651

Webcast (live and archive)	www.secondsight.com under the 'Investor Relations' section.

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A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21805798. The archived webcast will be available for 30 days via the aforementioned URL.

About the Argus II® Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment is underway in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

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Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will or might occur in the future, such as those outlined above under "2016 Objectives," are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation, interest expense on convertible notes and amortization of discount on convertible notes. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

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Investor Relations:

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Individual Investors
MZ North America
Greg Falesnik, Senior Vice President

949-385-6449
greg.falensik@mzgroup.us

Media Relations:
Pascale Communications, LLC
Allison Potter, Senior Account Executive
412-228-1678
allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

Financial Tables Follow

Page 7: Second Sight Reports Fourth Quarter and Year End 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash	$239	$619
Money market funds	15,721	34,000
Accounts receivable	1,501	708
Inventories, net	8,209	5,722
Prepaid expenses and other current assets	1,094	927

Total current assets	26,764	41,976

Property and equipment, net	1,432	1,005
Deposits and other assets	49	88

Total assets	$28,245	$43,069

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$710	$513
Accrued expenses	2,068	1,412
Accrued compensation expense	2,069	1,362
Accrued clinical trial expense	616	489
Deferred revenue	322	600
Deferred grant revenue	2,197	4,075

Total current liabilities	7,982	8,451

Commitments and contingencies

Stockholders’ equity	20,263	34,618

Total liabilities and stockholders’ equity	$28,245	$43,069

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SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)

Net sales	$2,362	$1,520	$8,950	$3,398
Cost of sales	1,671	1,421	5,293	3,558
Gross profit (loss)	691	99	3,657	(160)

Operating expenses:
Research and development, net of grants	547	1,361	3,036	5,041
Clinical and regulatory	966	684	3,510	2,622
Selling and marketing	2,510	2,155	8,935	6,845
General and administrative	2,144	1,464	8,223	6,565
Total operating expenses	6,167	5,664	23,704	21,073

Loss from operations	(5,476)	(5,565)	(20,047)	(21,233)

Interest and other income, net	2	1	29	21
Interest expense on convertible promissory notes	-	(301)	-	(1,957)
Amortization of discount on convertible promissory notes	-	(757)	-	(5,077)
Write-off of amortized discount on conversion of convertible promissory notes		(6,955)		(6,955)

Net loss	$(5,474)	$(13,577)	$(20,018)	$(35,201)

Net loss per common share – basic and diluted	$(0.15)	$(0.46)	$(0.56)	$(1.41)

Weighted average shares outstanding – basic and diluted	35,879	29,510	35,637	25,053

Page 9: Second Sight Reports Fourth Quarter and Year End 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net loss	$(5,474)	$(13,577)	$(20,018)	$(35,201)

Add back non-cash charges:
Stock-based compensation	860	430	3,011	1,816
Forgiveness of notes receivable related to stock option exercise	-	-	-	423
Non-cash interest accrued on convertible notes payable	-	296	-	1,952
Amortization of discount on convertible notes payable	-	757	-	5,078
Write-off of amortized discount on conversion of convertible promissory notes	-	6,955	-	6,955
Non GAAP net loss	$(4,614)	$(5,139)	$(17,007)	$(18,977)

Net loss per share	$(0.15)	$(0.46)	$(0.56)	$(1.41)

Add back non-cash charges:
Stock-based compensation	0.02	0.01	0.08	0.07
Forgiveness of notes receivable related to stock option exercise	-	-	-	0.02
Non-cash interest accrued on convertible notes payable	-	0.01	-	0.08
Amortization of discount on convertible notes payable	-	0.03	-	0.20
Write-off of amortized discount on conversion of convertible promissory notes	-	0.24	-	0.28
Non GAAP net loss per share	$(0.13)	$(0.17)	$(0.48)	$(0.76)